MIM CORPORATION

                           1996 NON-EMPLOYEE DIRECTORS
                              STOCK INCENTIVE PLAN


                             As Amended and Restated
                            Effective April 17, 2002


















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                                TABLE OF CONTENTS


                                                                           Page

SECTION 1   Purpose.......................................................... 1

SECTION 2   Administration................................................... 1

SECTION 3   Eligibility.......................................................2

SECTION 4   Stock.............................................................2

SECTION 5   Granting of Options...............................................3

SECTION 6   Terms and Conditions of Options...................................3

SECTION 7   Option Agreements - Other Provisions..............................6

SECTION 8   Capital Adjustments...............................................6

SECTION 9   Amendment or Discontinuance of the Plan...........................7

SECTION 10  Termination of Plan...............................................8

SECTION 11  Shareholder Approval..............................................8

SECTION 12  Miscellaneous.....................................................8


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                                 MIM CORPORATION
                           1996 NON-EMPLOYEE DIRECTORS
                              STOCK INCENTIVE PLAN


                                    SECTION 1

                                     Purpose

         This amended and restated MIM CORPORATION 1996 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN ("Plan") is intended to provide a means whereby MIM Corporation, a Delaware corporation (the "Company"), may, through the grant of non-qualified stock options ("Options") to purchase common stock of the Company ("Common Stock") to Non-Employee Directors (as defined in Section 3), attract and retain capable independent directors and motivate such independent directors to promote the best interests of the Company and of any Related Corporation.

         For purposes of the Plan, a Related Corporation of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, the term "non-qualified stock option" shall mean an option which, at the time such option is granted, does not qualify as an incentive stock option within the meaning of section 422 of the Code.

                                    SECTION 2

                                 Administration

         The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist of not less than two (2) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Each member of the Committee who is a "Non-Employee Director" shall be eligible for the grant of Options under the Plan on the same basis as any other individual who is a Non-Employee Director, but a member of the Committee shall abstain from acting in his capacity as a member of the Committee with respect to any Committee decision affecting any Option which had been granted to such member over which the Plan gives the Committee any discretion.

         The Committee shall have full authority, subject to the terms of the Plan, to interpret the Plan, but shall have no discretion with respect to the selection of Non-Employee Directors to receive Options, the number of shares of Common Stock subject to the Plan, setting the purchase price for shares of Common Stock subject to an Option at other than fair market value, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, the timing of grants hereunder or with respect to any other matter which would cause this Plan to fail to comply with Rule 16b-3(c)(2)(ii) under


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the Securities Exchange Act of 1934. Subject to the foregoing, the Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Non-Employee Directors (including former Non-Employee Directors), and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                    SECTION 3

                                   Eligibility

         The persons who shall be eligible to receive Options under the Plan shall be those directors of the Company (the "Non-Employee Directors") who:

         (a) are not employees of the Company or any Related Corporation,

         (b have not been employees of the Company or any Related Corporation during the immediately preceding 12-month period, and

         (c) are initially elected to the Board of Directors on or after the date of the Plan's initial adoption by the Board of Directors (the "Effective Date").

                                    SECTION 4

                                      Stock

         Options may be granted under the Plan to purchase up to a maximum of five hundred thousand (500,000) shares of Common Stock, par value $ 0.0001 per share, (which number of shares shall include the three hundred thousand (300,000) shares of Common Stock reserved for issuance under the Plan prior to this amendment and restatement of the Plan) subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, for any reason whatever (including, without limitation, the


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Non-Employee  Director's  surrender thereof) without having been exercised,  the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option.

                                    SECTION 5

                               Granting of Options

         (a) Grant Upon Becoming a Non-Employee Director. An Option to purchase 20,000 shares of Common Stock (as adjusted pursuant to Section 8) automatically shall be granted (without any further action on the part of the Committee) to any person on the date he or she first becomes a Non-Employee Director, whether by reason of his or her election by stockholders or appointment by the Board to be a director, or, if applicable, the expiration of the 12-month period specified in Section 3(b) with respect to a present or future director who had previously been an employee of the Company or any Related Corporation; provided, that if a Non-Employee Director who previously received a grant of an Option under this Section 5 terminates service as a director and is subsequently elected or appointed to the Board again, such director shall not be eligible to receive a second grant of Options under this Section 5(a) of the Plan.

         (b) Annual Grant. An Option to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 8) automatically shall be granted (without any further action on the part of the Committee) to any person who is serving as a Non-Employee Director on the date of the first annual Board meeting following the Company's annual shareholders meeting at which this Plan is adopted and who has served as such for at least six consecutive months as of such date.
Thereafter, on the date of the first annual Board meeting that follows the Company's annual shareholder meeting during a calendar year, each Non-Employee Director who is serving as such on such date and who has served as such for more than six consecutive months automatically shall be granted (without any further action on the part of the Committee) an Option under the Plan as of such date to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 8).

         (c) No Other Grants. A Non-Employee Director shall not be eligible to receive an Option under the Plan except as provided in this Section 5.

                                    SECTION 6

                         Terms and Conditions of Options

         Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions:

         (a) Number of Shares. A statement of the number of shares to which the Option pertains.



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         (b) Price. A statement of the Option price which shall be determined as follows:

               (1) with respect to any Option granted on or prior to the effective date of the Company's initial public offering, if any, the exercise price shall be the initial public offering price set forth on the cover page of the prospectus included within the registration statement for such Offering as of the date it is declared effective with the Securities and Exchange Commission provided that such offering is declared effective within ninety days after the grant date of such Option; otherwise, the exercise price shall be the fair market value of the optioned shares of Common Stock as determined as of the date of grant in accordance with Section 6(b)(2)(iv) hereinbelow; and

               (2) with respect to any Option granted after the effective date of the Company's initial public offering, if any, the exercise price shall be the fair market value of the optioned shares of Common Stock, which shall be:

                         (i) the mean  between  the  highest  and lowest  quoted
                    selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant;

                         (ii) the  weighted  average  of the means  between  the
                    highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

                         (iii) the mean  between  the bid and asked  prices,  as
                    reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

                         (iv) if Sections 6(b)(2)(i) through (iii) are inapplicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.


          Where the fair market value of the optioned shares of Common Stock is determined under Section 6(b)(2)(ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. Section 20.2031-2(b)(1).

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         (c) Term.  Subject  to earlier  termination  as  provided  in Section 8 hereof, the term of each Option shall be ten (10) years from the date of grant.

         (d) Exercise. Each Option granted under Section 5(a) shall become initially exercisable in the following amounts and upon the following dates provided that the Non-Employee Director has served continuously as a director of the Company from the date of grant to and including each such initial exercise date: (i) as to 6,667 shares, on the first anniversary date of the date of grant; (ii) as to an additional 6,667 shares, on the later of (A) the first anniversary date of the grantee's first election to the Board subsequent to the date of grant or (B) the second anniversary date of the date of grant; and (iii) as to the remaining 6,666 shares, on the later of (A) the first anniversary date of the grantee's second election to the Board subsequent to the date of grant or
(B) the third  anniversary date of the date of grant.  Each Option granted under
Section 5(b) shall become initially exercisable in the following amounts and upon the following dates provided that the Non-Employee Director has served continuously as a director of the Company from the date of grant to and including each such initial exercise date: (i) as to 1,667 shares, on the first anniversary date of the date of grant; (ii) as to an additional 1,667 shares, on the second anniversary date of the date of grant; (iii) as to the remaining 1,666 shares, on the third anniversary date of the date of grant. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

         The Option price shall be payable in cash or its equivalent.

         (e) Expiration of Term or Removal of Non-Employee Director as Director. If a Non-Employee Director's service as a director with the Company terminates prior to the expiration date of his or her Option for any reason (such as, without limitation, failure to be re-elected by the stockholders), such Option may be exercised by the Non-Employee Director, only to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of such termination of service as a director, at any time prior to the expiration or other termination of the Option as set forth in Section 6(c) hereof.

         (f) Non-Transferability. No Option shall be assignable or transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Non-Employee Director, the Option shall be exercisable only by him or her or, in the case of his or her legal disability, by his or her guardian or legal representative. If the Non-Employee Director is married at the time of exercise and if the Non-Employee


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Director so requests at the time of exercise,  the  certificate or  certificates
shall  be  registered  in  the  name  of  the  Non-Employee   Director  and  the
Non-Employee Director's spouse, jointly, with right of survivorship. In the event of the Non-Employee Director's death, the Option may be exercised by the Non-Employee Director's estate, personal representative or beneficiary if, when and to the extent that the Non-Employee Director would have been so entitled hereunder but for such death after giving effect to all the provisions hereof including Section 6(e) hereinabove.

         (g) Rights as a Shareholder. A Non-Employee Director shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

         (h) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                                    SECTION 7

                      Option Agreements - Other Provisions

         Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan as the Committee shall deem advisable. Each Non-Employee Director shall enter into, and be bound by, such Option Agreements.

                                    SECTION 8

                               Capital Adjustments

         The number, kind or class (or any combination thereof) of shares which may be issued under the Plan, as stated in Section 4 hereof, the number, kind or


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class (or any  combination  thereof) of shares  granted under Section 5, and the number, kind or class (or any combination thereof) of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section  424(a) of the Code,  be adjusted  proportionately  to reflect any stock
dividend,   stock  split,   share   combination,   or  similar   change  in  the
capitalization of the Company.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), and, provision is not made for the continuance and assumption of Options under the Plan, or the substitution for such Options of new Options to acquire securities or other property to be delivered in connection with the transaction, the Committee shall, upon written notice to the holders of Options, provide that all unexercised Options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization, liquidation, sale or transfer unless exercised (to the extent then exercisable) by the holder within a specified number of days (which shall not be less than seven (7) days) following the date of such notice.


                                   SECTION 9

                     Amendment or Discontinuance of the Plan

          (a) General. The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, however, that an amendment to the Plan shall require shareholder approval (given in the manner set forth in Section 9(b) below) if such amendment would materially:

               (1) increase the benefits accruing to Non-Employee Directors under the Plan;

               (2) increase the number of shares of Common Stock which may be issued to Non-Employee Directors under the Plan; or

               (3) modify the requirements as to eligibility to participate in the Plan.

          The foregoing notwithstanding, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder. Further, the provisions of this Plan establishing the directors eligible to receive Options under this Plan, the timing of the grants of such Options, the purchase price for shares subject to Options, the number of Shares covered by each Option, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, and any other provision of the Plan which, if amended more than once every six months, would cause the


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     Plan to fail to comply with Rule  16b-3(c)(2)(ii)(B)  under the  Securities
     Exchange Act of 1934, shall not be amended more than once every six months.

          (b) Shareholder Approval Requirements. Shareholder approval must be by either:

               (1) the written consent of the holders of a majority of the outstanding shares of Common Stock complying with the requirements of the certificate of incorporation and bylaws of the Company and of the applicable provisions of the Delaware General Corporation Law; or

               (2) a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the requirements of the certificate of incorporation and bylaws of the Company and of the applicable provisions of the Delaware General Corporation Law.

                                   SECTION 10

                               Termination of Plan

Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on the day immediately prior to the tenth anniversary of the date of the Plan's adoption by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on said Plan termination date, which by their terms extend beyond such date.


                                   SECTION 11

                              Shareholder Approval

         The Effective Date of this Plan shall be the date of the Plan's adoption by the Board; provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 9(b), within twelve (12) months after said date, the Plan and all Options granted hereunder shall be null and void.

                                   SECTION 12

                                  Miscellaneous

          (a) Governing Law. The operation of, and the rights of Non-Employee Directors under, the Plan, the Option Agreements and any Options granted hereunder shall be governed by applicable Federal law, and otherwise by the laws of the State of Delaware.



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          (b)  Rights.  Neither  the  adoption of the Plan nor any action of the
     Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

          Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, any provisions of the Plan or the Option Agreement with a Non-Employee Director notwithstanding, the granting of an Option to a Non-Employee Director shall not entitle that Non-Employee Director to continue to serve as a director of the Company or a Related Corporation or affect the terms and conditions of such service.

          (c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

          (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes.

          (e) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Non-Employee Director to exercise such Option.

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